Exhibit 8.1

Name	Jurisdiction	Primary Business
Patria Finance Ltd.	Cayman Islands	Management Company and Financial Advisory Services
Patria Brazilian Private Equity III, Ltd.	Cayman Islands	Manager or Administrator of Funds
PBPE General Partner IV, Ltd. (formerly Patria Brazilian Private Equity General Partner IV, Ltd.)	Cayman Islands	Same as above
PBPE General Partner V, Ltd. (formerly Patria Brazilian Private Equity General Partner V, Ltd.)	Cayman Islands	Same as above
Patria Brazilian Private Equity General Partner VI, Ltd.	Cayman Islands	Same as above
Patria Brazil Real Estate Fund General Partner II Ltd.	Cayman Islands	Same as above
Patria Brazil Real Estate Fund General Partner III Ltd.	Cayman Islands	Same as above
Patria Brazil Retail Property Fund General Partner, Ltd.	Cayman Islands	Same as above
Infrastructure GP II, Ltd. (formerly Patria Infrastructure General Partner II Ltd.)	Cayman Islands	Same as above
Infrastructure III SLP Ltd. (formerly Patria Infrastructure General Partner III Ltd.)	Cayman Islands	Same as above
Patria Constructivist Equity Fund General Partner, Ltd.	Cayman Islands	Same as above
Patria Constructivist Equity Fund General Partner II, Ltd.	Cayman Islands	Same as above
PI General Partner V Ltd. (formerly Patria Infrastructure Special Limited Partner V Ltd.)	Cayman Islands	Same as above
PPE General Partner VII, Ltd.	Cayman Islands	Same as above
PI Renewables General Partner, Ltd.	Cayman Islands	Same as above
Patria Latam Growth Management Ltd.	Cayman Islands	Same as above
Patria Farmland General Partner, Ltd.	Cayman Islands	Same as above
Patria Infrastructure General Partner IV Ltd.	Cayman Islands	Same as above
Patria Investments U.K. Ltd.	United Kingdom	Investor relations
Patria Investments US LLC	United States of America	Investor relations and marketing services and certain back-office services
Patria Investments Colombia S.A.S.	Colombia	Advisory services related to asset management of investment funds and other investments
Pátria Investimentos Ltda. (“PILTDA”)	Brazil	Management of Brazilian funds and providing financial advisory services for foreign clients
Patria Investments Latam S.A. (formerly Zedra S.A.)	Uruguay	Holding
Patria Investments Uruguay S.A.	Uruguay	Advisory services related to asset management of investment funds and investor relations and marketing services
Patria Investments Cayman Ltd.	Cayman Islands	Holding
Patria Investments Chile SpA	Chile	Advisory services related to asset management of investment funds and other investments
Patria Investments Hong Kong, Ltd.	Hong Kong	Investor relations and marketing services

Exhibit 8.1

Name	Jurisdiction	Primary Business
Platam Investments Brazil Ltda.	Brazil	Advisory services
Patria SPAC LLC	Cayman Islands	Holding company
Patria Latin American Opportunity Acquisition Corp.	Cayman Islands	Holding company
Moneda Asset Management SpA (“MAM I”)	Chile	Manager of Moneda entities headquartered in Chile
Moneda Corredores de Bolsa Limitada (“MCB”)	Chile	Stockbroker
Moneda S.A. Administradora General de Fondos (“MAGF”)	Chile	Manager of investment funds and managed accounts
Moneda II SpA (“MAM II”)	Chile	Manager of Moneda entities headquartered outside of Chile
Moneda International Inc.	British Virgin Islands	Manager of investment funds
Moneda USA Inc.	United States of America	Registered Investment Advisor

Exhibit 8.1